UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

ORIGIN TEA INC.

(Exact name of registrant as specified in its charter)

Nevada	333-213698	30-0944559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Jinsha East Road, Yacha Town, Baisha Li Autonomous County, Hainan Province, China 572800

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86-189-1098-4577

Former name: Brilliant N.E.V. Corp.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Former Independent Registered Public Accounting Firm.

On September 22, 2026, the Board of Directors of Origin Tea Inc. (the “Company”), which performs the functions of the Company’s audit committee, approved the dismissal of Boladale Lawal & Co. (Chartered Accountants) (“Boladale”) as the Company’s independent registered public accounting firm, effective September 22, 2026.

Boladale’s report on the Company’s financial statements as of July 31, 2025 and 2024 and for the years then ended did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. The report included explanatory language regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended July 31, 2025 and July 31, 2024 and the subsequent interim period through September 22, 2026, there were no disagreements between the Company and Boladale on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Boladale’s satisfaction, would have caused Boladale to make reference to the subject matter of the disagreement in connection with its report. During the same periods, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized Boladale to respond fully to inquiries of the Company’s successor independent registered public accounting firm concerning the Company.

The Company provided Boladale with a copy of the disclosures contained in this Item 4.01(a) and requested that Boladale furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Boladale agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. Boladale has furnished the Company with such letter. A copy of Boladale's letter is filed as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b) Engagement of New Independent Registered Public Accounting Firm.

On September 22, 2026, following the dismissal of Boladale, the Board of Directors approved, and the Company engaged, TQ International, PLLC (“TQI”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended July 31, 2026.

During the fiscal years ended July 31, 2025 and July 31, 2024 and the subsequent interim period through September 22, 2026, neither the Company nor anyone acting on its behalf consulted TQI regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, where either a written report was provided or oral advice was provided that TQI concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Boladale Lawal & Co. (Chartered Accountants), dated September 28, 2026, regarding change in certifying accountant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN TEA INC.

By:	/s/ Xiangying Meng
Name:	Xiangying Meng
Title:	Chairman of the Board, Chief Executive Officer and Chief Financial Officer

Dated: September 28, 2026